EXHIBIT 15

Independent Accountants’ Review Report

The General Partner and Unitholders

Alliance Capital Management Holding L.P.

We have reviewed the condensed statement of financial condition of Alliance Capital Management Holding L.P. (“Alliance Holding”) as of September 30, 2002, and the related condensed statements of income, changes in partners’ capital and comprehensive income for the three-month and nine-month periods ended September 30, 2002 and 2001, and the condensed statements of cash flows for the nine-month periods ended September 30, 2002 and 2001. These condensed financial statements are the responsibility of the management of Alliance Capital Management Corporation, the General Partner.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the condensed financial statements referred to above for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with auditing standards generally accepted in the United States of America, the statement of financial condition of Alliance Holding as of December 31, 2001 and the related statements of income, changes in partners’ capital and comprehensive income and cash flows of Alliance Holding for the year ended December 31, 2001 (not presented herein); and in our report dated January 31, 2002, except as to Note 7, which is dated February 14, 2002, we expressed an unqualified opinion on those financial statements.  In our opinion, the information set forth in the accompanying condensed statement of financial condition as of December 31, 2001, is fairly stated, in all material respects, in relation to the statement of financial condition from which it has been derived.

/s/ KPMG LLP
New York, New York
November 11, 2002